Exhibit 19(i) under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K

                             Amendment to Schedule 1
                          to Limited Power of Attorney
                         dated as of September 9, 1994,
                        and amended as of March 1, 1998,
                          by Federated Municipal Trust
                                  (the Trust"),
                                    acting on
                     behalf of each of the series portfolios
                          listed below, and appointing
                              Federated Management
                           the attorney-in-fact of the
                                      Trust


                           List of Series Portfolios

                          Alabama Municipal Cash Trust
                          Arizona Municipal Cash Trust
                         California Municipal Cash Trust
                        Connecticut Municipal Cash Trust
                          Florida Municipal Cash Trust
                          Georgia Municipal Cash Trust
                          Maryland Municipal Cash Trust
                       Massachusetts Municipal Cash Trust
                          Michigan Municipal Cash Trust
                         Minnesota Municipal Cash Trust
                         New Jersey Municipal Cash Trust
                          New York Municipal Cash Trust
                       North Carolina Municipal Cash Trust
                            Ohio Municipal Cash Trust
                        Pennsylvania Municipal Cash Trust
                          Tennessee Municpal Cash Trust
                          Virginia Municipal Cash Trust